Exhibit 99.1

Verity Announces Agreement to Acquire Cardiff Software In Transaction Valued at Approximately $50 Million

Monday February 2, 4:14 pm ET

Intellectual Capital Management Leader to Extend Capabilities to Content Capture, e-forms and Business Process Automation

SUNNYVALE, Calif., Feb. 2 /PRNewswire-FirstCall/ — Verity Inc. (Nasdaq: VRTY — News), a leading provider of enterprise software that enables organizations to maximize the return on their intellectual capital investments, and Cardiff Software Inc. of Vista, CA, a leading privately-held supplier of technology that enables the capture and automation of dynamic business information, today announced a definitive agreement for Verity to acquire Cardiff in a transaction with an aggregate purchase price of approximately $50 million in cash, adjusted for Cardiff’s net cash balance as of December 31, 2003.

Cardiff products include TELEform, LiquidCapture and LiquidOffice, a comprehensive suite that automates document capture, e-Forms and workflow-driven business processes. Verity anticipates closing the transaction in 30 to 60 days, subject to the satisfaction of customary closing conditions. The transaction is expected to be accretive in the first full quarter of combined operations to Verity’s net income on a cash EPS basis (which excludes purchase accounting adjustments).

“With this acquisition, Verity has the opportunity to leverage its leadership in the search, classification and recommendation categories of intellectual capital management and extend it to content capture, e-forms and business process automation,” said Anthony J. Bettencourt, Verity’s president and chief executive officer. “The addition of Cardiff’s products, people and partners brings Verity the ability to enable enterprises to optimize their dynamic information assets, capturing the value of interaction between documents and the business processes they represent. We view the ability to market Verity products into Cardiff’s installed base and Cardiff’s products into Verity’s, to be a tremendous opportunity to cross-sell. The breadth of the combined product offering expands our footprint in the enterprise.”

“The success of our products has been driven by the productivity gains and cost savings they deliver to our customers and partners around the globe,” said Dennis Clerke, Cardiff’s president and chief executive officer. “We’re excited about joining the Verity team as this creates a unique and natural combination of intellectual capital management solutions with content capture, e-forms and business process automation.”

Cardiff Software sells its products on a direct basis, as well as through an extensive international network of resellers and OEMs, into many vertical markets including financial services, healthcare, and federal, state and local governments. The company’s major customers in these markets include the U.S. Department of Justice, the U.S. Department of Energy, the U.S. Army, the State of California, Kaiser Permanente, Cardinal Health, Mayo Foundation, American Express, HomeBanc Mortgage Corporation, GMAC, Toys “R” Us, Johnson Controls and British Petroleum.

Verity was represented by Thomas Weisel Partners in this transaction. RBC Capital Markets served as Cardiff’s advisor.

Management Conference Call

Investors are invited to join a special conference call with Anthony J. Bettencourt, Verity’s president and chief executive officer and Steven R. Springsteel, Verity’s senior vice president and chief financial officer to discuss the strategic and financial implications of the planned acquisition of Cardiff Software. The call is scheduled for today, February 2, 2004, at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time).

Interested investors should dial-in to the conference call approximately five (5) minutes prior to the scheduled start time and ask for the Verity Special Conference Call. Alternatively, investors may access the Webcast of the call at the corporate Web site. Dial-in information is as follows:

Date:	Monday, February 2, 2004

Time:	2:00 p.m. Pacific Time (5:00 p.m. Eastern Time)

Dial-In Numbers:	In the United States & Canada: 1-800-553-0318
International: 1-612-332-0226

Web Cast Link:	http://www.verity.com/webcast

A replay of the call will be available daily through February 16, 2004 at 1-800-475-6701 (United States and Canada) or 1-320-365-3844 (International), access code 719103. It will also be available on the Investor Relations section of the Verity Web site at http://www.verity.com/webcast.

About Cardiff Software

Headquartered in Vista, Calif., Cardiff Software (www.cardiff.com) is a leading provider of document and form-driven process automation solutions for Global 2000 organizations. The Cardiff family of integrated software products empowers organizations to automate existing business processes using technology to capture, process and respond to strategic business information, thereby improving employee productivity, customer service and profitability. In business since 1991, Cardiff has a global distribution network reaching every continent with more than 8,000 customers worldwide spanning every industry.

About Verity

Headquartered in Sunnyvale, Calif., Verity provides software solutions that help organizations maximize the return on their intellectual capital investment by utilizing Verity’s industry-leading enterprise search, classification and personalization technologies. Verity software is used for sharing information within and between enterprises; for facilitating e-commerce sales; and for B2B activities on Web-based market exchanges. In addition, Verity technology serves as a core component of many leading e-business applications.

Verity products are used by more than 3,500 organizations in the private and public sectors. Customers include Adobe Systems, AT&T, Bristol-Myers Squibb, Cap Gemini Ernst & Young, Cisco Systems, Documentum, Dow Jones, EDGAR Online, Financial Times, Hewlett-Packard, Home Depot, Lotus, META Group, SAP, Siemens, Stellent, Sybase, Time New Media, and Timex.

Forward-Looking Statements

The statements in this press release regarding the expected timing of the closing of the acquisition, the expectation that the acquisition will be immediately accretive, the benefits Verity expects to obtain from the acquisition of Cardiff Software, the potential for Verity to extend its leadership in intellectual capital management solutions and the cross-selling opportunities Verity expects will result from the acquisition, are forward-looking statements that involve risks and uncertainties. The closing of the acquisition may not occur, or may be delayed, due to the failure of one or both of the parties to satisfy all of the required closing conditions including obtaining regulatory approvals. The success of the acquisition and benefits Verity ultimately obtains may differ from Verity’s expectations. Such uncertainties and risks include, without limitation: the potential difficulties and uncertainties in the assimilation of technologies, methodologies and products of Cardiff into Verity’s products; the risk of loss of key personnel Verity expects to hire from Cardiff; diversion of management attention from other business concerns; and the risk that the integration of the potential benefits of Cardiff technology and personnel into Verity will not be successful due to company culture or other issues. As a result actual results may differ substantially from expectations. For further information on risks affecting Verity, refer to the section entitled “Risk Factors” in Verity’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on January 9, 2004. Verity undertakes no obligation to update the information in this press release.

For more information, contact Verity at info@verity.com or at World Wide Web site http://www.verity.com or call 408-541-1500.

NOTE: Verity and the Verity logo are registered trademarks or trademarks of Verity, Inc.

Cardiff Software, the Cardiff logo, TELEform, LiquidOffice, LiquidCapture and MEDIclaim Option are trademarks or registered trademarks of Cardiff Software, Inc.

All other trademarks are the property of their respective owners.